Exhibit 99.4
Schedule prepared in accordance with Instruction 2 to Item 601 of Regulation S-K
The Securities Purchase Agreements dated February 23, 2010 are substantially identical in all material respects except as to the purchaser and the number of shares purchased.

Shares of
Common
Stock
Purchaser	Purchased
Anthony G. Polak	10,000
Barry Honig	60,000
David Frascella	25,000
David W. Forti	15,244
Domaco Venture Capital Fund	10,000
Fort Ashford Funds, LLC	38,110
Frederick B. Polak	10,000
Gerald Scott Klayman	15,244
Hammerman Capital Partners, LP	50,000
HCP Opportunity Fund, LP	50,000
Jamie Polak	10,000
Jayhawk Private Equity Fund II, LP	365,854
Jeffrey A. Grossman	30,488
Kevin Denuccio	38,110
Larry Frascella	25,000
Matthew Hayden	76,212
Paul Hickey	100,000
RL Capital Partners	50,000
Ronald M. Lazar, IR, Pershing LLC as Custodian	10,000
Ronald Nash	40,000
Shira Capital LLC	100,000
Taylor International Fund, Ltd.	200,000
The USX China Fund	50,000
Warberg Opportunistic Trading Fund LP	23,000
Kevin Mangan	10,000
Chirag Choudhary	60,000
George Anagnostou	25,000
Eric Lord	15,244
Harry Ioannou	10,000
Ramnarain Jaigobind	38,110
Rodman & Renshaw LLC	10,000
TOTAL	1,402,262
The text of the Securities Purchase Agreements is incorporated by reference from Exhibit 99.1 to China Redstone Group’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2010.